Exhibit 99.1

DATAKEY, INC.

Datakey, Inc. Balance Sheets

	September 30,	December 31,
	2004	2003
	(Unaudited)
Assets
Current Assets
Cash and cash equivalents	$375,159	$2,702,222
Trade receivables, net	1,509,432	930,183
Inventories	932,046	442,775
Prepaid expenses and other	249,780	68,296
Total current assets	3,066,417	4,143,476
Other Assets
Licenses, less accumulated amortization	476,907	445,739
All other, less accumulated amortization	22,956	80,852
	499,863	526,591
Equipment and Leasehold Improvements, at cost
Tooling, equipment, fixtures and leasehold improvements	1,239,744	1,233,030
Less accumulated depreciation	(1,168,039)	(1,085,555)
	71,705	147,475
Total assets	$3,637,985	$4,817,542
Liabilities and Stockholders’ Equity (Deficit)
Current Liabilities
Notes payable	$2,181,918	$1,522,951
Accounts payable	709,461	413,864
Accrued expenses	630,836	371,973
Deferred revenue	606,582	306,324
Total current liabilities	4,128,797	2,615,112
Stockholders’ Equity
Convertible preferred stock, voting, liquidation value $2.50 per share; authorized 400,000 shares; issued and outstanding 150,000	375,000	375,000
Common stock, par value $0.05 per share; authorized 20,000,000 shares; issued and outstanding 11,764,985 and 11,732,708	588,363	586,635
Additional paid-in capital	20,648,347	20,621,092
Accumulated deficit	(22,102,522)	(19,380,297)
Total stockholders’ equity (deficit)	(490,812)	2,202,430
Total liabilities and stockholders’ equity (deficit)	$3,637,985	$4,817,542

DataKey, Inc.
Statements of Operations — Unaudited

	For the Three Months Ended		For the Nine Months Ended

	September 30,	September 30,	September 30,	September 30,
	2004	2003	2004	2003
Net sales	$1,958,006	$1,268,323	$5,583,416	$3,095,383
Costs and expenses:
Cost of goods sold	863,327	601,874	2,380,327	1,775,625
Research and development, engineering	482,005	468,231	1,485,087	1,534,035
Marketing and sales	1,121,254	758,472	3,078,141	2,241,012
General and administrative	104,173	111,110	741,350	646,482
Total costs and expenses	2,570,759	1,939,687	7,684,905	6,197,154
Operating loss	(612,753)	(671,364)	(2,101,489)	(3,101,771)
Interest income (expense), net	(230,841)	1,482	(620,735)	10,338
Loss from operations before income taxes	(843,594)	(669,882)	(2,722,224)	(3,091,433)
Income tax expense	—	—	—	—
Net loss	$(843,594)	$(669,882)	$(2,722,224)	$(3,091,433)
Loss per share:
Basic and diluted loss per share	$(0.07)	$(0.07)	$(0.23)	$(0.31)
Weighted-average common shares:
Basic and diluted	11,767,254	10,128,820	11,764,985	10,122,396

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Datakey, Inc.
Statements of Cash Flows — Unaudited

	For the Nine
	Months Ended
	September 30,

	2004	2003
Cash Flows From Operating Activities:
Net loss	$(2,722,224)	$(3,091,433)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	96,344	136,840
Amortization	520,716	26,046
Warrant expense	8,600	—
Changes in operating assets and liabilities:
Trade receivables	(579,249)	560,786
Inventories	(489,271)	501,092
Prepaid expenses and licenses	7,202	(177,364)
Accounts payable	295,597	(193,876)
Accrued expenses	258,863	(25,191)
Deferred revenue	300,258	67,388
Net cash used in operating activities	(2,303,164)	(2,195,712)
Cash Flows from Investing Activities:
Purchases of equipment	(20,574)	(17,097)
Increase in patents	(16,938)	(16,464)
Net cash used in investing activities	(37,512)	(33,561)
Cash Flows from Financing Activities:
Repayment of note payable	(2,000,000)	—
Proceeds from note payable	2,181,918	—
Deferred merger expenses	(188,686)	—
Net proceeds from issuance of stock	20,381	64,046
Net cash provided (used) by financing activities	13,613	64,046
Decrease in cash and cash equivalents	(2,327,063)	(2,165,227)
Cash and Cash Equivalents
Beginning	2,702,222	2,562,611
Ending	$375,159	$397,384

DATAKEY, INC.
NOTES TO FINANCIAL STATEMENTS

Note 1. NATURE OF BUSINESS
Datakey, Inc. develops and markets software products that are designed to simplify and strengthen user authentication for the information security market. The Company also distributes smart cards, tokens and readers for use with its line of access and identity software solutions.

Note 2. BASIS OF PRESENTATION
In the opinion of management, the accompanying unaudited financial statements contain all adjustments necessary to present fairly Datakey’s financial position as of September 30, 2004, and December 31, 2003, and results of its operations and cash flows for the three-month and nine-month periods ended September 30, 2004, and September 30, 2003. The adjustments that have been made are of a normal recurring nature.

The unaudited balance sheet of Datakey, Inc. as of September 30, 2004 and the related statements of operations and cash flows for the nine months ended have not been subject to a SAS 100 review by Datakey’s independent public accounting firm.

The balance sheet at December 31, 2003 has been derived from the audited financial statements at that date, but does not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.

The accounting policies followed by the Company are set forth in Note 1 to the Company’s financial statements in the 2003 Datakey, Inc. Annual Report on Form 10-KSB for the year ended December 31, 2003.

Note 3. STOCK BASED COMPENSATION
The Company regularly grants options to its employees under various plans. As permitted under accounting principles generally accepted in the United States of America, these grants are accounted for following APB Opinion No. 25 and related interpretations. Accordingly, compensation cost has been recognized for those grants whose exercise price is less than the fair market value of the stock on the date of grant. No compensation expense was recorded for employee grants for the three-month and nine-month periods ended September 30, 2004 and September 30, 2003. The Company also periodically grants options and warrants to non-employees for goods and services and in conjunction with certain agreements. These grants are accounted for under FASB Statement No. 123 based on the grant date fair values. For the nine month period ended September 30, 2004, the Company recognized expense of $8,600 from the issuance of warrants.

Had compensation cost for all of the stock-based compensation grants and warrants issued been determined based on the fair values at the grant date consistent with the provisions of Statement No. 123, the Company’s net loss and net loss per basic and diluted common share would have been as indicated below.

	Three Months Ended		Nine Months Ended
	September	September	September	September
	30, 2004	30, 2003	30, 2004	30, 2003
Net loss, as reported	$(843,594)	$(669,882)	$(2,722,224)	$(3,091,433)
Deduct total stock-based employee compensation expense determined under the fair value- based method for all awards	(125,285)	(149,383)	(396,243)	(498,103)

Net loss, pro forma	$(968,879)	$(819,265)	$(3,118,467)	$(3,589,536)
Basic and diluted loss per share, as reported	$(0.07)	$(0.07)	$(0.23)	$(0.31)
Basic and diluted loss per share, pro forma	$(0.08)	$(0.08)	$(0.27)	$(0.35)

The above pro forma effects on net loss and net loss per basic and diluted common share are not likely to be representative of the effects on reported net loss or net loss per common share for future years because options vest over several years and additional awards generally are made each year.

Note 4. SUBSEQUENT EVENT
On September 9, 2004, the Company entered into an agreement to be acquired by Safenet Inc., pursuant to a cash tender offer to acquire all of the Datakey’s common stock for $0.65 per share and all of the outstanding convertible preferred stock for $2.50 per share. Upon closing of the tender offer on October 26, 2004, SafeNet acquired approximately 8.8 million shares of Datakey’s common stock (including the associated preferred stock purchase and other rights), representing approximately 75% of the Company’s outstanding stock, and 150 shares of the Company’s convertible preferred stock, representing all of the Company’s outstanding convertible preferred stock. Safenet Inc. acquired the remaining common stock in a merger pursuant to which all remaining shares of Datakey’s common stock that were not validly tendered and purchased in the tender offer, except those shares for which appraisal rights under applicable law have been properly exercised, have been converted into the right to receive $0.65 per share in cash. The merger has closed during the fourth quarter of 2004. The aggregate consideration of acquiring the shares was approximately $8,000. In addition, on September 9, 2004, Safenet Inc. loaned the Company approximately $2,200 to pay off certain convertible notes.

In November 2004, former note and warrant holders of Datakey, Inc. filed a lawsuit in Minnesota state court against SafeNet alleging that they should have received payment in connection with the series of transactions leading to the acquisition of Datakey by SafeNet, and also alleging unspecified damages in connection with their representatives absence from board meetings of Datakey approving the series of transactions. SafeNet believes the claims to be without merit. In January 2005, a motion for summary judgment on that part of the claim alleging payment due in connection with the series of transactions was filed by SafeNet , and on February 16, 2005 the motion was granted.

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